UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 19, 2009

P2 SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-91190	98-0234680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 204, 13569 – 76 Avenue Surrey, British Columbia, Canada, V3W 2W3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604)592-0047

Natco International, Inc.

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Director

On March 19, 2009, the Board of Directors (the “Board”) of P2 Solar, Inc., a Delaware corporation (the “Company”)(fka Natco International, Inc.) appointed Hans Edblad to serve on the Company’s Board to fill a vacancy created by the death of former director John Rennie.

Hans Edblad is 42 years old. In addition to serving as a director of the Company, Mr. Edblad also works as the Vice President of Business Development for the Company.  From 2006 to 2009 Mr. Edblad served as a consultant to the Company.  In addition to his work with the Company, Mr. Edblad is also the President of Chag Investments Ltd., a position he has held since 1997.  Chag Investments specializes in assisting businesses with business development and investment strategies.  Additionally, from 2002 to present Mr. Edblad has served as a consultant with APR Consulting Group specializing in technical market consulting to various individuals and companies.

The Company does not have any employment agreements with the newly elected director.  Additionally, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director or officers had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATCO INTERNATIONAL INC.

Date: April 1, 2009

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By:  Raj-Mohinder S. Gurm
Its:   Chief Executive Officer